 Exhibit 10.2

FORM OF
JOINDER AND AMENDMENT TO EXCHANGE AND SUBSCRIPTION AGREEMENT

This JOINDER AND AMENDMENT (the “Amendment”) to the EXCHANGE AND SUBSCRIPTION AGREEMENT, dated as of January 10, 2020 (the “Agreement”), as amended from time to time by and among RUMBLEON, INC. (the “Company”) and ___________________________ , ___________________________ , and ___________________________ , (each, an “Investor”) is entered into and shall be effective as of January 13, 2020 (the “Effective Date”), among each Investor, ___________________________ .. (the “New Investor”) and the Company (referred individually as “Party” and collectively as “Parties”).

WITNESSETH:

WHEREAS, the Company and the Investors entered into the Agreement pursuant to which the Investors (i) will tender their existing 6.75% Convertible Senior Notes due 2024 (CUSIP 781386 AA5 and ISIN: US781386AA56) (the “Old Notes”) for an amount of New Notes determined as set forth in the Agreement and (ii) subscribed for and will purchase from the Company New Notes for cash; and

WHEREAS, the Company and the Investors now wish to revise and update the Agreement as of the Effective Date to add the New Investor and amend certain terms as set forth below;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Definitions. Terms defined in the Agreement shall, except to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.
Amendments. The Agreement shall be amended as follows:

a.
Section 5(s) shall be deleted in its entirety and replaced with the following:

Registration Rights of Third Parties. Except (i) pursuant to that certain registration rights agreement, dated May 14, 2019, between the Company and JMP Securities LLC (“JMP Securities LLC Registration Rights Agreement”), and (ii) as has been publicly disclosed in the SEC Reports, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to (i) register the sale or resale of any such securities of the Company under the Securities Act (other than pursuant to the Registration Rights Agreement), (ii) include any such securities in a registration statement to be filed by the Company (including any registration statement required to be filed pursuant to the Registration Rights Agreement, other than the holders of the New Notes) or (iii) register the resale of any securities of the Company held by such persons, or that such persons may acquire upon the exercise or conversion of any other securities of the Company or pursuant to the prospectus as part of the Concurrent Common Stock Offering. Company hereby represents and warrants that any rights under the JMP Securities LLC Registration Rights Agreement are not in conflict or inconsistent with any registration rights granted to holders of the New Notes.

b.
Section 6(u) shall be deleted in its entirety and replaced with the following:

The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor, or its delegates have performed due diligence necessary to reasonably determine that its (or, where applicable, the Accounts’) investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

c.
Section 8 shall be deleted in its entirety and replaced with the following:

Covenant and Acknowledgment of the Company. At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release or file with the Commission a Current Report on Form 8-K announcing the New Notes Offering and disclosing all material terms of the transaction contemplated by this Agreement as well as any material non-public information, which press release the Company acknowledges and agrees will disclose all confidential information communicated by or on behalf of the Company to the Investor in connection with the New Notes Offering and any transaction contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, any of its Accounts, or their respective affiliates and investment advisors, or include the name of the Investor, any of its Accounts, or their respective affiliates and investment advisors in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities laws in connection with the transaction contemplated hereby, and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission, any representative of Nasdaq or any other regulatory agency, in which case the Company shall, to the extent practicable, provide the Investor with prior written notice of such disclosure.

d.
Exhibit A of the Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

e.
Exhibit B of the Agreement shall be deleted in its entirety and replaced with Exhibit B attached hereto.

f.
Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by the Parties.

3.
Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.
Integration/Effect of Amendment. This Amendment and any instrument and agreements delivered pursuant hereto constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

5.
Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.
Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date set forth above.

___________________________ By:

By:

RUMBLEON, INC.

By:

___________________________ By:

By:

By:

___________________________

By:

___________________________

By:

___________________________

By:

EXHIBIT A

The Exchange Ratio: 1.0

EXHIBIT B